SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2007

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Utah	333-29903	30-0123229

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 Washington Avenue

Suite 2D

Newtown, Pennsylvania 18940

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: 215-968-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2007, the Board of Directors (the "Board") of Sovereign Exploration Associates International, Inc. (the "Company") unanimously elected Martin Thorp to fill a vacancy on the Board.

Mr. Thorp has been the Company's Chief Financial Officer since March 2007. He currently serves as the Chief Financial officer for several Over the Counter Bulletin Board Companies. In addition, he has been an advisor to Grant Thornton International, a global accounting tax and business advisory firm. From 1996 to 2001 he was on the Global Management Board of Arthur Andersen In New York. He received his first class honors degree in Business Finance from Canterbury and is a Chartered Accountant (FCA) conversant in UK, US and International GAAP. He is a member of the UK Securities Institute (MSI).

In his capacity as a member of the Board, he will be paid a retainer of $1,000 per month. In addition, as the Company's Chief Financial Officer, he was issued 100,000 shares of common stock. Other terms of his employment agreement are still under negotiation.

SIGNATURES

Pursuant to the Securities Act of 1934, the Company has duly caused this report to be signed on its behalf.

SOVEREIGN EXPLORATION ASSOCIATES INTERNATIONAL, INC.

By:/s/ Robert D. Baca

Chief Executive Officer